Lumen Technologies, Inc.
Modified Adjusted EBITDA, Adjusted EBITDA Margin, and Capital Expenditures
(UNAUDITED)
($ in millions)

	3Q22			2Q22			1Q22			4Q21			3Q21			2Q21			1Q21
	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified	Lumen Consolidated, as reported	Adjustments(1)	Lumen Consolidated, as modified

Adjusted EBITDA excluding Special Items(2)	$1,688	(366)	1,322	1,811	(438)	1,373	1,966	(514)	1,452	2,088	(592)	1,496	2,078	(594)	1,484	2,109	(577)	1,532	2,165	(585)	1,580
Adjusted EBITDA margin, excluding Special Items(2)	38.5%	66.1%	34.5%	39.3%	64.0%	35.0%	42.0%	68.4%	37.0%	43.1%	71.8%	37.2%	42.5%	71.3%	36.6%	42.8%	68.1%	37.6%	43.1%	69.4%	37.7%
Capital expenditures	$845	(81)	764	761	(143)	618	577	(101)	476	848	(167)	681	690	(141)	549	646	(137)	509	716	(130)	586

(1) Adjustments reflect (i) removal of the financial impacts of the Latin American business divestiture completed August 1, 2022 and the 20-state ILEC business divestiture completed October 3, 2022, (ii) estimates of revenue that the Company would have received under the post-closing commercial agreements with the purchasers of the divested businesses if the transactions had previously been completed; and (iii) removal of the financial impacts related to the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021.

(2) Excludes Special Items in the amounts of $(527) million, $47 million, $52 million, $19 million, $(31) million, $20 million and $8 million, for periods presented 3Q'22 through 1Q'21, respectively, as reported in the Company’s prior current reports on Form 8-K.

Lumen Technologies, Inc.
Modified Revenue by Sales Channel and Product Category
(UNAUDITED)
($ in millions)

	3Q22			2Q22			1Q22			4Q21			3Q21			2Q21			1Q21
	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified	Lumen Consolidated, totals(1)	Adjustments(2)	Lumen Consolidated, as modified
Revenue By Sales Channel
Business Segment:
Large Enterprise	$1,239	(28)	1,211	1,386	(160)	1,226	1,397	(157)	1,240	1,429	(157)	1,272	1,436	(159)	1,277	1,426	(160)	1,266	1,447	(156)	1,291
Mid-Market Enterprise	618	(85)	533	626	(86)	540	636	(87)	549	647	(88)	559	648	(86)	562	661	(88)	573	693	(90)	603
Public Sector	457	(22)	435	493	(24)	469	477	(24)	453	525	(25)	500	531	(31)	500	529	(28)	501	524	(28)	496
Enterprise Channels	2,314	(135)	2,179	2,505	(270)	2,235	2,510	(268)	2,242	2,601	(270)	2,331	2,615	(276)	2,339	2,616	(276)	2,340	2,664	(274)	2,390
Wholesale	903	(64)	839	911	(56)	855	891	(60)	831	893	(62)	831	893	(58)	835	906	(62)	844	931	(56)	875
Business Segment Revenue	3,217	(199)	3,018	3,416	(326)	3,090	3,401	(328)	3,073	3,494	(332)	3,162	3,508	(334)	3,174	3,522	(338)	3,184	3,595	(330)	3,265
Mass Markets Segment Revenue	1,173	(355)	818	1,196	(358)	838	1,275	(424)	851	1,353	(493)	860	1,379	(499)	880	1,402	(509)	893	1,434	(513)	921
Total Revenue	$4,390	(554)	3,836	4,612	(684)	3,928	4,676	(752)	3,924	4,847	(825)	4,022	4,887	(833)	4,054	4,924	(847)	4,077	5,029	(843)	4,186

Revenue by Product Category
Business Segment:
Grow	$1,120	(45)	1,075	1,206	(135)	1,071	1,189	(127)	1,062	1,204	(128)	1,076	1,194	(124)	1,070	1,167	(122)	1,045	1,147	(109)	1,038
Nurture	996	(51)	945	1,054	(78)	976	1,087	(82)	1,005	1,093	(80)	1,013	1,118	(79)	1,039	1,138	(83)	1,055	1,172	(87)	1,085
Harvest	916	(116)	800	953	(127)	826	965	(133)	832	993	(138)	855	1,006	(141)	865	1,038	(147)	891	1,086	(146)	940
Other	185	13	198	203	14	217	160	14	174	204	14	218	190	10	200	179	14	193	190	12	202
Total Business Revenue	$3,217	(199)	3,018	3,416	(326)	3,090	3,401	(328)	3,073	3,494	(332)	3,162	3,508	(334)	3,174	3,522	(338)	3,184	3,595	(330)	3,265

Mass Markets Segment:
Fiber Broadband	$160	(15)	145	151	(13)	138	145	(13)	132	137	(12)	125	135	(11)	124	130	(11)	119	122	(10)	112
Other Broadband(3)	580	(185)	395	596	(187)	409	610	(190)	420	608	(193)	415	619	(197)	422	632	(199)	433	648	(204)	444
Voice and Other	433	(155)	278	449	(158)	291	520	(221)	299	608	(288)	320	625	(291)	334	640	(299)	341	664	(299)	365
Mass Markets Segment Revenue	1,173	(355)	818	1,196	(358)	838	1,275	(424)	851	1,353	(493)	860	1,379	(499)	880	1,402	(509)	893	1,434	(513)	921
Total Revenue	$4,390	(554)	3,836	4,612	(684)	3,928	4,676	(752)	3,924	4,847	(825)	4,022	4,887	(833)	4,054	4,924	(847)	4,077	5,029	(843)	4,186

(1) The sales channels within the Business Segment reflect upcoming adjustments to the Company’s 2023 reporting. The International and GAM sales channel is now included in the Large Enterprise sales channel and the Public Sector sales channel is now reported separately from the Large Enterprise sales channel.

(2) Adjustments reflect (i) removal of the financial impacts of the Latin American business divestiture completed August 1, 2022 and the 20-state ILEC business divestiture completed October 3, 2022, (ii) estimates of revenue that the Company would have received under the post-closing commercial agreements with the purchasers of the divested businesses if the transactions had previously been completed, (iii) removal of the financial impacts related to the Federal Communications Commission's Connect America Fund ("CAF") Phase II program, which lapsed on December 31, 2021 and (iv) reclassifications of certain prior period amounts to conform with current period presentation by product category. This fourth adjustment had no impact on total operating revenue for any period.

(3) Other broadband revenue primarily includes revenue from lower speed copper-based broadband services marketed under the CenturyLink brand.

Lumen Technologies, Inc.
Modified(1) Operating Metrics
(UNAUDITED)

	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21
Operating Metrics
Mass Markets broadband subscribers
(in thousands)
Fiber broadband subscribers	813	786	760	735	710	685	659
Other broadband subscribers(2)	2,294	2,406	2,497	2,555	2,623	2,704	2,781
Mass Markets total broadband subscribers(3)	3,107	3,192	3,257	3,290	3,333	3,389	3,440

Mass Markets average revenue per unit (ARPU)
Fiber broadband ARPU	$60	60	59	58	59	59	59

Mass Markets broadband enable units(4)
(in millions)
Fiber broadband enabled units	3.0	2.9	2.7	2.5	2.5	2.4	2.3
Other broadband enabled units	18.8	18.9	18.9	18.8	18.8	18.9	18.9
Mass Markets total broadband enabled units	21.8	21.8	21.6	21.3	21.3	21.3	21.2

(1) Modified to remove the impacts of the 20-state ILEC business divestiture completed October 3, 2022.
(2) Other broadband subscribers are customers that primarily subscribe to lower speed copper-based broadband services marketed under the CenturyLink brand.
(3) Mass Markets broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our Mass Markets broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone Mass Markets broadband subscribers. We count lines when we install the service.

(4) Represents the total number of units capable of receiving our broadband services at period end. Other companies may use different methodologies to count their broadband enabled units.